EXHIBIT 31.1

CERTIFICATION

I, David Dunbar, certify that:

1.	I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of Standex International Corporation; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	December 31, 2025

/s/ David Dunbar

______________________________

David Dunbar

President/Chief Executive Officer